UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 11, 2026
COASTAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5415 Evergreen Way, Everett, Washington 98203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  (425) 257-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 11, 2026, Coastal Financial Corporation (the “Company”) appointed Jeffrey M. Chapman to the Company’s Board of Directors (the "Board"), effective March 11, 2026. Mr. Chapman is a seasoned financial technology executive and business leader with more than 25 years of experience in banking technology, digital transformation, payments, and data-driven platform development.

With this appointment, the Company's Board will have twelve directors. Mr. Chapman is entitled to receive cash and restricted stock compensation in accordance with the Company’s non-employee director compensation program described in the Company’s 2025 Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the "SEC") on April 17, 2025, and in the Company's December 31, 2025 Form 10-K filed with the SEC on February 27, 2026. There are no arrangements or understandings between Mr. Chapman and any other person pursuant to which Mr. Chapman was selected as a director, and there are no transactions in which the Company is a party and in which Mr. Chapman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Chapman is expected to serve on the Technology Committee and the CCBX Oversight Committee of the Board.
Item 9.01    Financial Statements and Exhibits
Exhibits

Number	Description

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: March 12, 2026	By:	/s/ Brandon J. Soto
Brandon J. Soto
Executive Vice President and Chief Financial Officer